The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-241005
SUBJECT TO COMPLETION, DATED AUGUST 5, 2020
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated August 5, 2020)
$175,000,000
Common Stock

We are offering $175,000,000 of our common stock.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “STRA.” On August 4, 2020, the last reported sale price of our common stock on the Nasdaq Global Select Market was $117.84 per share.
Investing in our common stock involves risks. See “Risk Factors” on page S-5 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
See “Underwriting” for additional information regarding the compensation payable to the underwriters.

We have granted the underwriters a 30-day option to purchase up to an additional $26,250,000 of common stock on the same terms and conditions set forth below.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares to purchasers on or about                 , 2020.

Joint Book-Running Managers
BofA Securities Truist Securities
The date of this prospectus supplement is           , 2020

We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. Neither we nor the underwriters (or any of our or their affiliates) have authorized anyone to give you any other information, and we and the underwriters (or any of our or their affiliates) take no responsibility for any other information that others may give you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us is accurate on any date subsequent to the date set forth on the front of the applicable document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered or shares of common stock are sold on a later date. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
The terms the “Company,” “we,” “us,” “our” and “SEI” as used in this prospectus supplement refer to Strategic Education, Inc. and its consolidated subsidiaries.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts: a prospectus supplement and an accompanying prospectus dated August 5, 2020. This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. The accompanying prospectus gives more general information, some of which may not apply to the shares of common stock offered by this prospectus supplement. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated, or deemed to be incorporated, by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated, or deemed to be incorporated, by reference, will automatically update and supersede this information. See “Where To Obtain Additional Information” and “Incorporation by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with any information incorporated by reference herein or therein before investing in our common stock.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Neither we nor the underwriters are making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. Neither we nor the underwriters are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements relate to future events and expectations and can be identified by the use of forward-looking words such as “believe”, “expect”, “may”, “will”, “should”, “seek”, “approximately”, “intend”, “plan”, “assume”, “forecast”, “outlook”, “project”, “estimate”, or “anticipate”, or the negative of those words or other comparable terminology, and include, without limitation, statements relating to future enrollment, revenues, revenues per student, earnings growth, operating expenses, capital expenditures, the Company’s potential acquisition of Laureate Education, Inc.’s Australia and New Zealand business and the ultimate effect of the COVID-19 pandemic on the Company’s business and results. Such forward-looking statements are subject to various risks and uncertainties and the Company claims the protection afforded by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to many risks, uncertainties and assumptions, including, among other things:
•
the pace of student enrollment;

•
our continued compliance with Title IV of the Higher Education Act of 1965, as amended, and the regulations thereunder, as well as other federal laws and regulations, regional accreditation standards, and state regulatory requirements;

•
rulemaking by the U.S. Department of Education and increased focus by the current or future U.S. Congresses or Administrations on for-profit education institutions;

•
competitive factors;

•
risks associated with the further spread of COVID-19, including the ultimate effect of COVID-19 on people and economies;

•
risks associated with the opening of new campuses;

•
risks associated with the offering of new educational programs and adapting to other changes;

•
risks associated with the acquisition of existing educational institutions, including in the case of the Company’s proposed acquisition of Laureate Education, Inc.’s Australia and New Zealand business, the risk that the acquisition may not be completed in a timely manner or at all, the risk that the benefits of the acquisition may not be fully realized or may take longer to realize than expected, and the risk that the acquisition may not advance our business strategy and growth strategy;

•
risks related to the timing of regulatory approvals;

•
our ability to continue to implement our growth strategy;

•
the amount of the costs, fees, expenses, and charges related to our merger with Capella;

•
the risk that our merger with Capella may not advance the Company’s business strategy and growth strategy;

•
the risk that the Company may experience difficulty integrating Strayer’s and Capella’s employees or operations;

•
the potential diversion of our management’s attention resulting from our merger with Capella;

•
risks associated with the ability of our students to finance their education in a timely manner; and

•
general economic and market conditions.

You should understand that many important factors could cause our results to differ materially from those expressed or suggested in any forward-looking statements. Further information about these and other relevant risks and uncertainties may be found in Part II, “Item 1A. Risk Factors” of our Quarterly

S-iii

Report on Form 10-Q filed with the SEC on July 31, 2020, Part I, “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2020 and in our other filings with the SEC. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, especially the risks of investing in our common stock discussed or referred to under “Risk Factors.”
The Company
Strategic Education, Inc., formerly known as Strayer Education, Inc., is an education services company that seeks to provide the most direct path between learning and employment through campus-based and online post-secondary education offerings, as well as through programs to develop job-ready skills for high-demand markets. The Company conducts its operations primarily through its wholly-owned subsidiaries, Strayer University and Capella University, both accredited post-secondary institutions of higher education. The Company’s operations also include certain non-degree programs, mainly focused on software and application development.
Strayer University Segment
Founded in 1892, Strayer University is an institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, health services administration, public administration, and criminal justice at 77 physical campuses, predominantly located in the eastern United States, and online. Strayer University also offers an executive MBA online through the Jack Welch Management Institute, a Top-25 Princeton Review-ranked online MBA program.
Strayer University is accredited by the Middle States Commission on Higher Education, one of the seven regional collegiate accrediting agencies recognized by the Department of Education. By offering its programs both online and in physical classrooms, Strayer University provides its working adult students with flexibility and convenience. Strayer University, with its online offerings, attracts students from around the country and throughout the world.
Capella University Segment
Capella University is an online post-secondary education company that offers a variety of bachelor’s, master’s, and doctoral degree programs primarily delivered to working adults. Capella University’s program offerings span six primary disciplines: public service leadership; nursing and health sciences; psychology; business and technology; counseling and human services; and education.
Capella University was founded in 1993 and is accredited by the Higher Learning Commission, one of the seven regional collegiate accrediting agencies recognized by the Department of Education. Capella University focuses on master’s and doctoral degrees, with 68% of its learners enrolled in a master’s or doctoral degree program. Its academic offerings are built with competency-based curricula and designed to demonstrate competencies through real-world, authentic assessments delivered in an online format that is both convenient and flexible.
Recent Developments
Proposed Acquisition of Laureate’s Australia and New Zealand Operations
On July 29, 2020, the Company and its wholly owned subsidiary SEI Newco Inc. (the “Purchaser”) entered into a sale and purchase agreement (the “Purchase Agreement”) with LEI AMEA INVESTMENTS B.V. (the “Seller”) and, solely as guarantor of certain of the Seller’s obligations thereunder, Laureate Education, Inc. (“Laureate”) pursuant to which, subject to the satisfaction or waiver of certain conditions, the Purchaser will acquire Laureate’s Australia and New Zealand operations (collectively, the “Business”) by means of a purchase of all of the outstanding equity interests of certain subsidiaries held by the Seller (the “Potential Acquisition”).

The Business includes Torrens University Australia, Think Education, and Media Design School, which together provide diversified student curricula to over 19,000 students across five industry verticals, including business, hospitality, health, education, creative technology and design. Torrens University Australia, which delivers over 115 programs to students from campuses in Australia as well as online, was accredited by the Tertiary Education Quality and Standards Agency in 2013 and is the only investor funded institution in Australia out of 43 licensed universities. Think Education is a higher education and vocational institution based in Australia that delivers over 20 programs to students in Australia. Torrens University Australia and Think Education are both registered under the Commonwealth Register of Institutions and Courses for Overseas Students, which sets limits per location of the number of international students at each site, and students at both Torrens University Australia and Think Education are eligible for FEE-HELP and vocational education and training loans from the Australian government. Media Design School is a globally renowned specialist provider of design and creative technology education in New Zealand and delivers 10 programs to its students, who have access to New Zealand government financial aid. Media Design School is registered as a Private Training Establishment and regulated by the New Zealand Qualifications Authority.
The Company believes that the Business represents an attractive portfolio of institutions with a similar focus on innovation, academic outcomes, improved affordability and career advancement as the Company. The Company also believes that the Business provides an attractive platform for potential future growth, both from Australia’s favorable student immigration regulations and as a potential platform for expansion across the Asian market. The Potential Acquisition will also diversify the Company’s geographic market outside of the United States and student curricula with expanded capabilities in design, creative technology and hospitality programs. The Company and the Business together enrolled nearly 110,000 students in 2019.
Pursuant to the Purchase Agreement, the Purchaser will pay a purchase price of $642.7 million in cash, subject to certain adjustments specified therein, including for working capital, indebtedness and cash at the closing of the Potential Acquisition and the Business’s forecasted 2021 EBITDA. The Company has agreed to guarantee the obligations of the Purchaser under the Purchase Agreement. The Potential Acquisition, which is expected to close by the first quarter of 2021, is subject to certain regulatory approvals and customary closing conditions, including, but not limited to, (i) the receipt of applicable regulatory approvals in Australia and New Zealand and the absence of certain adverse regulatory events, (ii) the receipt of specified third party consents, and (iii) the absence of a material adverse change in certain forecasted results of the Business.
The Potential Acquisition and the Purchase Agreement are described in more detail in our Current Report on Form 8-K filed with the SEC on July 29, 2020 and as amended August 5, 2020, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
This offering is not conditioned on the closing of the Potential Acquisition, and we cannot assure you that the Potential Acquisition will be completed in a timely manner or at all.
Company Response to COVID-19
The ongoing COVID-19 pandemic has caused significant volatility and disruption to the United States and international economies. The Company took early action to protect the health and well-being of its students and employees in accordance with government mandates and informed by guidance from the Centers for Disease Control and Prevention. Specifically, the Company instituted a work-from-home policy for the vast majority of its workforce, implemented protocols to retrofit facilities to provide a safe and productive workplace, invested in infrastructure to support a remote workforce, closed physical campus locations, moved on-ground courses at Strayer University online, postponed large events such as graduation ceremonies, and prohibited non-essential employee travel.
The Company is taking measures to provide financial relief to students and employer partners negatively affected by the COVID-19 crisis. Measures include payment flexibility, scholarship opportunities, and other pricing relief. The Company expects these measures will enable more students to continue pursuing their education during and after the COVID-19 crisis. In addition, the Company has paused 2020 new campus expansion for campus projects that have not yet started, although the Company completed or executed leases on roughly half of the originally planned eight to twelve new campuses for 2020.

As the COVID-19 pandemic has continued, the Company has begun to see deterioration in overall demand, including lower new student enrollment and lower continuation rates, which has impacted the Company’s total enrollment results for the third quarter and likely for the fourth quarter as well. The weakness has been most pronounced at Strayer University, where new student enrollment during the second quarter decreased 4% and the Company estimates new student enrollment for the third quarter will decline approximately 27%. While it is not possible to predict the magnitude or persistence of this deterioration, enrollment weakness that started in 2010, following the recession in 2008, impacted Strayer University’s new student enrollment for several quarters. Enrollment at Capella University also has been impacted by the COVID-19 pandemic, though not as severely as Strayer University. The Company estimates new student enrollment at Capella University to decline between 5% and 10% during the third quarter. The Company does not intend to disclose anticipated enrollment figures or trends in future periodic filings or earnings releases, except as may be required by law. The Company believes the acceleration in adoption of online learning arising from the pandemic will create significant long-term opportunity, and thus is planning to restructure parts of the existing business to generate expense savings and reallocate resources to support pursuit of those opportunities. The restructuring will likely involve further rationalization of real estate as well as staff reductions and reallocations.
Corporate Information
We were incorporated in Maryland on May 10, 1996. Our common stock is listed on the Nasdaq Global Select Market under “STRA.” Our principal executive offices are located at 2303 Dulles Station Boulevard, Herndon, Virginia 20171 and our telephone number is (703) 247-2500. Our website address is www.strategiceducation.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our common stock.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the section titled “Description of Capital Stock” in the accompanying prospectus.
Issuer
Strategic Education, Inc., a Maryland corporation.
Common stock offered
          shares.
Underwriters’ option to purchase additional shares
We have granted the underwriters a 30-day option from the date of this prospectus supplement to purchase up to an additional          shares of our common stock at the public offering price, less the underwriting discount.
Common stock to be outstanding after this offering
          shares (          shares if the underwriters exercise their option to purchase additional shares in full).
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $      million, or approximately $      million if the underwriters exercise their option to purchase additional shares of common stock from us in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
If we complete the Potential Acquisition, we intend to use a portion of the net proceeds of this offering to fund the cost of the Potential Acquisition, and the remainder for general corporate purposes, which could include future acquisitions, capital expenditures and working capital. The completion of this offering is not contingent upon the completion of the Potential Acquisition. If the Potential Acquisition is not completed, then we intend to use all of the net proceeds for general corporate purposes, which could include other acquisitions. See “Use of Proceeds” on page S-7 of this prospectus supplement.
Nasdaq Global Select Market symbol
“STRA”
Risk factors
Investing in our common stock involves risk. See “Risk Factors” on page S-5 of this prospectus supplement and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and the other information included in or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our common stock.
The number of shares to be outstanding after this offering is based on 22,222,915 shares of common stock outstanding as of July 31, 2020, which excludes 47,497 shares of common stock issuable upon the exercise of stock options or vesting of restricted stock units outstanding as of July 31, 2020 and 1,918,379 shares of common stock issuable under our equity compensation plans. Unless we specifically state otherwise, this prospectus supplement reflects and assumes no exercise by the underwriters of their option to purchase additional shares from us.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before you decide whether to buy our common stock, you should consider carefully the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including risk factors described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement and before the termination of the offering of the common stock offered hereby. If any of the events contemplated should occur, our business, financial condition, results of operations, and prospects could suffer significantly. As a result, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.
Risks Related to this Offering and the Potential Acquisition
We may use the net proceeds of this offering in ways with which you may not agree and in ways that may not generate profitable or advantageous returns.
If we complete the Potential Acquisition, we intend to use a portion of the net proceeds of this offering to fund the cost of the Potential Acquisition, and the remainder for general corporate purposes, which could include future acquisitions, capital expenditures and working capital. The completion of this offering is not contingent upon the completion of the Potential Acquisition. If the Potential Acquisition is not completed, then we intend to use all of the net proceeds for general corporate purposes, which could include other acquisitions. See “Use of Proceeds.” However, we can provide no assurance that the Potential Acquisition will be consummated in a timely manner, or at all. You may not agree with the ways we decide to use the proceeds of this offering, and our use of the proceeds may not generate profitable or advantageous returns.
Sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, could cause the market price of our common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market following this offering, the market price of our common stock could decline significantly.
Substantially all of our outstanding common stock is eligible for immediate resale in the public market. In connection with this offering, we, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of BofA Securities, Inc.
The Potential Acquisition may not be completed in a timely manner or at all, and even if it is completed, we may not realize all of the anticipated benefits of the Potential Acquisition.
The Purchase Agreement contains a number of conditions that must be satisfied or waived prior to completion of the Potential Acquisition, including receipt of approvals from requisite regulatory agencies and accrediting bodies and the absence of any law or order prohibiting the Potential Acquisition. These conditions to the consummation of the Potential Acquisition may not be satisfied or waived and, as a result, the Potential Acquisition may not be consummated at the time expected, or at all.
Even if the Potential Acquisition is completed, we may not realize all of the anticipated benefits from the Potential Acquisition, such as the opportunity to grow the acquired businesses, meaningfully diversify our offerings and revenue outside of the United States, and the benefits of potential cost savings and revenue enhancements with the acquired businesses. Integrating the acquired business may be a complex, costly, and time-consuming process. The difficulties of integrating the acquired business include, among others:
•
the diversion of management attention to integration matters;

•
difficulties in integrating functions, personnel, and systems;

•
challenges in conforming standards, controls, procedures and accounting, and other policies, business cultures, and compensation structures;

•
difficulties in assimilating employees and in attracting and retaining key personnel;

•
challenges in keeping existing students and enrolling new students;

•
difficulties in maintaining consistency in educational programs across platforms;

•
challenges related to maintaining accreditations with foreign accreditors;

•
difficulties in achieving anticipated cost savings, synergies, business opportunities, and growth prospects;

•
difficulties in managing businesses outside of the United States; and

•
potential unknown liabilities, adverse consequences, and unforeseen increased expenses associated with the Potential Acquisition.

Many of these factors are outside of our control, and any one of them could result in increased costs, decreased expected revenues and diversion of management time and energy, which could materially adversely affect our business, financial condition and results of operations.
Risks Related to Extensive Regulation of Our Business
Government examination of for-profit post-secondary education could lead to legislation or other governmental action that may negatively affect the industry.
Since 2010, Congress has increased its focus on for-profit higher education institutions, including regarding participation in Title IV programs and oversight by the Department of Defense of tuition assistance and by the Department of Veterans Affairs (“VA”) of veterans education benefits for military service members and veterans, respectively, attending for-profit colleges. The Senate Committee on Health, Education, Labor and Pensions and other congressional committees have held hearings into, among other things, the proprietary education sector and its participation in Title IV programs, the standards and procedures of accrediting agencies, credit hours and program length, the portion of federal student financial aid going to proprietary institutions, and the receipt of military tuition assistance and veterans education benefits by students enrolled at proprietary institutions. Strayer University and Capella University have cooperated with these inquiries. A number of legislators have variously requested the Government Accountability Office to review and make recommendations regarding, among other things, recruitment practices, educational quality, student outcomes, the sufficiency of integrity safeguards against waste, fraud, and abuse in Title IV programs, and the percentage of proprietary institutions’ revenue coming from Title IV and other federal funding sources. During the prior Administration, the Department of Education indicated to Congress that it intended to increase its regulation of and attention to proprietary educational institutions, and the Government Accountability Office released several reports of investigations into proprietary educational institutions. The current Administration or future Administrations may propose new regulation and increased oversight of proprietary educational institutions, including the Universities that may have a negative impact on our stock price or our ability to operate our business.
This activity may result in legislation, further rulemaking affecting participation in Title IV programs, and other governmental actions. In addition, concerns generated by congressional or Administration activity may adversely affect enrollment in, and revenues of, for-profit educational institutions. Limitations on the amount of federal student financial aid for which our students are eligible under Title IV could materially and adversely affect our business.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $      million, or approximately $      million if the underwriters exercise their option to purchase additional shares of common stock from us in full, based on the public offering price of $      per share.
If we complete the Potential Acquisition, we intend to use a portion of the net proceeds of this offering to fund the cost of the Potential Acquisition, and the remainder for general corporate purposes, which could include future acquisitions, capital expenditures and working capital. The completion of this offering is not contingent upon the completion of the Potential Acquisition. If the Potential Acquisition is not completed, then we intend to use all of the net proceeds for general corporate purposes, which could include other acquisitions. Pending their ultimate use, we intend to invest the net proceeds in money market funds or other interest-bearing instruments.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2020:
•
on an actual basis; and

•
on an as adjusted basis to give effect to this offering assuming no exercise of the underwriters’ option to purchase additional shares, with the net proceeds reflected as cash and cash equivalents.

This table should be read in conjunction with, and is qualified in its entirety by reference to, the section of this prospectus supplement entitled “Use of Proceeds” and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and the related notes in our Quarterly Report on Form 10-Q for the period ended June 30, 2020, which are incorporated by reference in this prospectus supplement. See “Where To Obtain Additional Information.”
	As of June 30, 2020
	Actual(1)	As Adjusted(2)
	(amounts in thousands)
Assets
Cash and cash equivalents(3)	$470,319
Debt
Revolving credit facility(4)	$—	$—
Equity
Common stock, $0.01 par value; 32,000,000 shares authorized; 22,222,936 shares issued and outstanding (actual) and shares issued (as adjusted)	222
Preferred stock, $0.01 par value; 8,000,000 shares authorized; issued and outstanding, none (actual and as adjusted)	—
Additional paid-in capital	1,291,597
Accumulated other comprehensive income	659
Retained earnings	192,072
Total stockholders’ equity	1,484,550
Total capitalization	$1,484,550

(1)
Represents our historical consolidated financial information as of June 30, 2020.

(2)
Represents our consolidated financial information as of June 30, 2020, assuming this offering was effective as of June 30, 2020.

(3)
As adjusted includes the proceeds from this offering.

(4)
Our secured revolving credit facility matures in August 2023 and provides for up to $250.0 million in borrowings. We have received commitments from lenders under our revolving credit facility to expand the borrowings available thereunder from $250.0 million to $350.0 million concurrently with the close of the Potential Acquisition. No borrowings were outstanding under our revolving credit facility as of the date of this prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a general discussion of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering. This discussion does not provide a complete analysis of all potential U.S. federal income tax considerations relating thereto. This description is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements, judicial decisions and interpretations of the foregoing, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. There can be no assurance the Internal Revenue Service (“IRS”) or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock. This discussion is limited to non-U.S. holders who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor does it discuss special tax provisions, which may apply to you if you are subject to special treatment under U.S. federal income tax laws, such as for financial institutions or financial services entities, insurance companies, tax-exempt entities and governmental organizations, tax-qualified retirement plans, dealers in securities or currencies, entities or arrangements that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes, “controlled foreign corporations,” “passive foreign investment companies,” “qualified foreign pension funds” and entities all of the interests of which are held by qualified foreign pension funds, former U.S. citizens or long-term residents, persons deemed to sell common stock under the constructive sale provisions of the Code, persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation, persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement and persons that hold common stock as part of a straddle, hedge, conversion transaction, or other integrated investment. In addition, this summary does not address the alternative minimum tax or the Medicare tax on certain investment income or any state, local or foreign taxes or any U.S. federal tax laws other than U.S. federal income tax laws.
You are urged to consult with your own tax advisor concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock, as well as the application of any state, local, foreign income and other tax laws.
As used in this section, a “non-U.S. holder” is a beneficial owner of our common stock that is not a U.S. holder or an entity or arrangement that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes. A U.S. holder is a beneficial owner of our common stock that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If you are an individual, you are a resident alien if you are a lawful permanent resident of the United States (e.g., a green card holder) and you may, in many cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the relevant calendar year and for an aggregate of at least 183 days during a three-year period ending in and including the relevant calendar year, subject to certain exemptions. For these purposes, all the days present in the United States in the relevant year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they are U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership or disposition of our common stock.
If a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes is a beneficial owner of our common stock, the tax treatment of a partner in the partnership or an owner of the other pass-through entity will depend upon the status of the partner or owner and the activities of the partnership or other pass-through entity. Any partnership, partner in such a partnership or owner of another pass-through entity holding shares of our common stock should consult its own tax advisor as to the particular U.S. federal income tax consequences applicable to it.
INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND ANY APPLICABLE TAX TREATIES.
Distributions on Common Stock
Distributions on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock. See “— Dispositions of Common Stock.”
Subject to the discussion below on effectively connected income, any dividend paid to a non-U.S. holder on our common stock will generally be subject to U.S. federal withholding tax at a 30% rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form), as applicable, to us or our paying agent. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
If dividends received by a non-U.S. holder are (1) effectively connected with a trade or business conducted by the non-U.S. holder in the United States and (2) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, are attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States then such dividends generally will not be subject to the 30% withholding tax described above. To obtain this exemption, a non-U.S. holder must provide us or our paying agent with an IRS Form W-8ECI properly certifying such exemption. However, any such effectively connected dividends generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, non-U.S. holders that are corporations for U.S. federal income tax purposes generally will also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends, subject to certain adjustments.
Dispositions of Common Stock
Subject to the discussion below on backup withholding, gain realized by a non-U.S. holder on a sale, exchange or other disposition of our common stock generally will not be subject to U.S. federal income or withholding tax, unless:

•
the gain is (i) effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States and (ii) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States, in which case the special rules described below apply;

•
the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of such disposition and certain other conditions are met, in which case the gain would be subject to a flat 30% tax (or such reduced rate as may be specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses, provided the non-U.S holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
we are, or have been, a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition of our common stock and the non-U.S. holder’s holding period for our common stock and the U.S. holder is not eligible for a treaty exemption.

We believe we have not been and are not currently a USRPHC, and do not anticipate being a USRPHC in the future. However, whether a corporation is a USRPHC depends on the fair market value of its “United Stated real property interests” relative to the fair market value of non-U.S. real property interests and its other assets used or held or use in a trade or business. Thus, there can be no assurance we currently are not a USRPHC or will not become on in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is regularly traded on an established securities market and the non-U.S. holder owned, actually and constructively, 5% or less of our common stock at all times during the applicable period.
If any gain from the sale, exchange or other disposition of our common stock (1) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (2) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment (or, in certain cases involving individuals, a fixed base) maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, the non-U.S. holder generally will also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, subject to certain adjustments.
Backup Withholding and Information Reporting
Any distributions on our commons stock that are paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Copies of these information returns also may be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of various treaties or agreements for the exchange of information. Dividends paid on our common stock and the gross proceeds from a taxable disposition of our common stock may be subject to additional information reporting and may also be subject to U.S. federal backup withholding, currently at a rate of 24%, if such non-U.S. holder fails to comply with applicable U.S. information reporting and certification requirements. Provision of any IRS Form W-8 appropriate to the non-U.S. holder’s circumstances will generally satisfy the certification requirements necessary to avoid the additional information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules will be refunded by the IRS or credited against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Other Withholding Taxes
Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of U.S.-source dividends (including our dividends), and (subject to the proposed U.S. Treasury regulations discussed below) on sale or other proceeds from the disposition of domestic corporate stock (including our stock), paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and the entity’s jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return containing the required information (which may entail significant administrative burden). Non-U.S. holders should consult their own tax advisors regarding the effects of FATCA on their investment in our common stock.
While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING
BofA Securities, Inc. is acting as the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between us and the representative, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below:
Underwriter	Number of Shares
BofA Securities, Inc.
Truist Securities, Inc.
Total
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $      per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$
The expenses of the offering, not including the underwriting discount, are estimated at approximately $      and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $25,000. The underwriters have agreed to reimburse us for certain other expenses related to this offering.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to           additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities
We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of BofA Securities, Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly
•
offer, pledge, sell or contract to sell any common stock,

•
sell any option or contract to purchase any common stock,

•
purchase any option or contract to sell any common stock,

•
grant any option, right or warrant for the sale of any common stock,

•
lend or otherwise dispose of or transfer any common stock,

•
request or demand that we file a registration statement related to the common stock, or

•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock.

In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. BofA Securities, Inc., Truist Securities, Inc. and/or their affiliates are lenders under our existing credit facility.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area and the United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

c.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold,

directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law; or

(d)
as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105),

the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements incorporated in this Prospectus Supplement by reference to Strategic Education, Inc.’s Current Report on Form 8-K dated August 5, 2020 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K of Strategic Education, Inc. for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE TO OBTAIN ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the common stock to be offered under this prospectus. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock to be offered under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.
Our SEC filings are available to the public on the SEC’s website at www.sec.gov and on the Company’s website at www.strategiceducation.com. Information on our website does not constitute a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. In addition, because our common shares are listed on the Nasdaq, you may inspect and copy our SEC filings at the offices of the Nasdaq Stock Market at One Liberty Plaza, 165 Broadway, New York, New York 10006.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced this way is considered to be a part of this prospectus supplement, and any information filed by us with the SEC subsequent to the date of this prospectus supplement automatically will be deemed to update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):
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our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020 as updated by our Current Report on Form 8-K, filed on August 5, 2020 (the financial statements and the report thereon from the Company’s independent registered public accounting firm supersede the financial statements and report thereon included in the original Annual Report on Form 10-K);

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed on March 16, 2020;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on April 29, 2020 and July 31, 2020, respectively;

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our Current Reports on Form 8-K, filed on April 9, 2020, April 29, 2020, July 29, 2020 (as amended August 5, 2020) and August 5, 2020 (other than the portion thereof furnished under Item 2.02, Item 7.01 and Item 9.01); and

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The description of our common stock included in our Registration Statement on Form 8-A filed with the SEC on July 18, 1996, as updated by the description of our common stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any amendment or report filed for the purpose of updating this description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus supplement, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus. You should direct requests for documents to:
Investor Relations
Strategic Education, Inc.
2303 Dulles Station Boulevard
Herndon, Virginia 20171
(612) 977-6331

PROSPECTUS
Strategic Education, Inc.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units

We may offer and sell, from time to time, in one or more series or classes, the following securities:
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common stock,

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preferred stock

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preferred stock represented by depositary shares,

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warrants to purchase common stock, preferred stock or depositary shares, or

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units comprising one or more of the above securities.

We will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, each accompanying prospectus supplement and any documents we incorporate by reference into this prospectus or any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We may sell the securities to or through one or more underwriters, through dealers or agents, or through a combination of these methods on an immediate, continuous or delayed basis. If any underwriters, agents or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth their names, the specific terms of the plan of distribution, any over-allotment option and any applicable commissions or discounts. For more information, see “Plan of Distribution.” The specific manner in which any particular securities may be offered and sold will be described in the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “STRA.” On August 4, 2020, the last reported sale price of our common stock on the Nasdaq Global Select Market was $117.84 per share. If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.
Investing in these securities involves certain risks. See “Risk Factors” on page  2 and the other information included and incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings at any time and from time to time over the next three years.
This prospectus and any accompanying prospectus supplement or free writing prospectus which we have authorized do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the additional information described under the headings “Where To Obtain Additional Information” and “Incorporation by Reference.” Statements contained in this prospectus and any accompanying prospectus supplement or free writing prospectus which we have authorized, or which are incorporated by reference into this prospectus or such prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters.
This prospectus provides you with a general description of the securities we may offer. Each time we sell any of the securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement or free writing prospectus may also add, update or change any information contained in this prospectus. If the information contained or incorporated by reference in this prospectus varies in any way from the information in a prospectus supplement or free writing prospectus (including any information incorporated by reference therein), you should rely on such prospectus supplement or free writing prospectus and any information incorporated by reference therein. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where To Obtain Additional Information” and “Incorporation by Reference.”
The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of such securities.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus.
You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date of the applicable document containing such information. Our business, financial condition, results of operations, cash flows and prospects may have changed since that date.
The terms the “Company,” “we,” “us,” “our” and “SEI” as used in this prospectus refer to Strategic Education, Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

RISK FACTORS
Investing in our securities involves risks. See the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 filed with the SEC on July 31, 2020, both of which are incorporated by reference in this prospectus, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The accompanying prospectus supplement and any applicable free writing prospectus may also contain these types of forward-looking statements. These statements relate to future events and expectations and can be identified by the use of forward-looking words such as “believe”, “expect”, “may”, “will”, “should”, “seek”, “approximately”, “intend”, “plan”, “assume”, “forecast”, “outlook”, “project”, “estimate”, or “anticipate”, or the negative of those words or other comparable terminology, and include, without limitation, statements relating to future enrollment, revenues, revenues per student, earnings growth, operating expenses, capital expenditures, the Company’s potential acquisition of Laureate Education, Inc.’s Australia and New Zealand operations and the ultimate effect of the COVID-19 pandemic on the Company’s business and results. Such forward-looking statements are subject to various risks and uncertainties and the Company claims the protection afforded by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to many risks, uncertainties and assumptions, including, among other things:
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the pace of student enrollment;

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our continued compliance with Title IV of the Higher Education Act of 1965, as amended, and the regulations thereunder, as well as other federal laws and regulations, regional accreditation standards, and state regulatory requirements;

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rulemaking by the U.S. Department of Education and increased focus by the current or future U.S. Congresses or Administrations on for-profit education institutions;

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competitive factors;

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risks associated with the further spread of COVID-19, including the ultimate effect of COVID-19 on people and economies;

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risks associated with the opening of new campuses;

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risks associated with the offering of new educational programs and adapting to other changes;

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risks associated with the acquisition of existing educational institutions, including in the case of the Company’s proposed acquisition of Laureate Education, Inc.’s Australia and New Zealand business, the risk that the acquisition may not be completed in a timely manner or at all, the risk that the benefits of the acquisition may not be fully realized or may take longer to realize than expected, and the risk that the acquisition may not advance our business strategy and growth strategy;

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risks related to the timing of regulatory approvals;

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our ability to continue to implement our growth strategy;

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the amount of the costs, fees, expenses, and charges related to our merger with Capella;

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the risk that our merger with Capella may not advance the Company’s business strategy and growth strategy;

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the risk that the Company may experience difficulty integrating Strayer’s and Capella’s employees or operations;

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the potential diversion of our management’s attention resulting from our merger with Capella;

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risks associated with the ability of our students to finance their education in a timely manner; and

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general economic and market conditions.

You should understand that many important factors could cause our results to differ materially from those expressed or suggested in any forward-looking statements. Further information about these and other relevant risks and uncertainties may be found in Part II, “Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q filed with the SEC on July 31, 2020, Part I, “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2020 and in our other filings with the SEC. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Given these uncertainties, you should not put undue reliance on any forward-looking statements.
THE COMPANY
Strategic Education, Inc. is an education services company that seeks to provide the most direct path between learning and employment through campus-based and online post-secondary education offerings and through programs to develop job-ready skills for high-demand markets. We operate primarily through our wholly-owned subsidiaries Strayer University and Capella University, both accredited post-secondary institutions of higher education. Our operations also include certain non-degree programs, mainly focused on software and application development. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information” in this prospectus.
We are incorporated in the State of Maryland. Our principal executive offices are located at 2303 Dulles Station Boulevard, Herndon, Virginia 20171 and our telephone number is (703) 247-2500.
USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include acquisitions, capital expenditures, working capital and share repurchases. We will have significant discretion in the use of any net proceeds. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in short-term or marketable securities.
DESCRIPTION OF CAPITAL STOCK
The following description of our common stock and preferred stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and the applicable provisions of the Maryland General Corporation Law (“MGCL”). For more information on how you can obtain the Articles of Incorporation and the Bylaws, see “Where to Obtain Additional Information.”
Common Stock
General
We are authorized to issue 32,000,000 shares of common stock, par value $0.01 per share. As of July 17, 2020, we had 22,222,672 shares of common stock issued and outstanding. Our outstanding shares of common stock are currently listed for trading on the Nasdaq Global Select Market under the symbol

“STRA.” We will apply to the securities exchange on which our shares are traded to list the additional shares of common stock to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be listed.
Quorum and Voting
The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at a meeting shall constitute a quorum for all votes entitled to be cast at a meeting of stockholders. Our directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, provided that, if as of a date that is fourteen (14) days in advance of the date the Company files its definitive proxy statement with the SEC (regardless of whether or not the proxy statement is thereafter revised or supplemented), the number of director nominees exceeds the number of directors to be elected, then each director shall be elected by a plurality of the votes cast in person or by proxy at such meeting. Holders of shares of common stock do not have the right to cumulate their votes for directors.
Under Maryland law, a corporation generally cannot dissolve, amend its charter, merge, convert into another form of entity, sell all or substantially all of its assets or engage in a statutory share exchange, unless declared advisable by the board of directors and approved by stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of such matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. A majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting unless otherwise provided by law or the Articles of Incorporation of the Corporation.
Dividends
The board of directors may declare dividends on the stock of the Company, which may be paid in cash, property or the Company’s stock, subject to the applicable provisions of law and the Articles of Incorporation.
Liquidation
In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, subject to the rights, if any, of the holders of any outstanding class or series of preferred stock, the holders of Company’s shares will be entitled to share ratably according to the number of shares held by them in all assets of the Company’s available for distribution to its stockholders.
Other Rights and Preferences
Holders of the Company’s shares will not have preemptive rights, which means that they will not have an automatic option to purchase any shares that the Company may issue, or preference, conversion, sinking fund or redemption rights.
Preferred Stock
We are authorized to issue 8,000,000 shares of preferred stock. No shares of preferred stock are currently outstanding. Under the Company’s Articles of Incorporation and Bylaws, the board of directors, without stockholder approval, may classify (or reclassify) and issue one or more series of preferred stock and set preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of such shares. Because the board of directors of the Company has the power to establish the preferences and rights of each series of preferred stock, it may afford the holders of any such series of preferred stock preferences, powers and rights that are senior to the rights of holders of the Company’s shares. Holders of preferred stock are normally entitled to receive a preference payment, if the Company were to liquidate, dissolve or wind up, before any payment is made to holders of Company shares.

Certain Provisions of Governing Documents and Maryland Law
Board of Directors
The Bylaws provide that the size of the Company’s board of directors shall be up to twelve (12) directors or such other number as may be determined from time to time by a majority of the board of directors. Directors are elected at the annual meeting of stockholders and hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.
Takeover Defense
The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors of the Company or a committee of the board of directors of the Company. Certain provisions of the Articles of Incorporation and Bylaws and of the MGCL have anti-takeover effects and could delay, discourage, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in the stockholder’s best interests, including attempts that might result in a premium over the market price for the Company’s shares held by stockholders, and may make removal of the incumbent management and directors more difficult.
Stockholder Meetings
The Bylaws of the Company provide that special meetings of the stockholders may be called for any purpose or purposes at any time by the Chief Executive Officer of the Company or the board of directors. In addition, the secretary of the Company is required to call a special meeting upon the written request of a holder, or a group of holders, entitled to cast at least 25% of the votes entitled to be cast at such meeting, subject to certain restrictions.
Action by Stockholders Without a Meeting
Under Maryland law, in order for any action required or permitted to be taken at a meeting of the stockholders of the Company to be taken without a meeting, a consent in writing or by electronic transmission setting forth the action so taken, must be given by all of the stockholders of the Company entitled to vote with respect to the matter thereof. The Bylaws of the Company also require a waiver of any right to dissent from any stockholder would be entitled to notice of a stockholder meeting but is not entitled to vote on the matter.
Amendment of Articles of Incorporation and Bylaws
Except for those amendments permitted to be made without stockholder approval, such as changing the name of the Company, the Articles of Incorporation may be amended, after approval by the board of directors, by the affirmative vote of a majority of the votes entitled to be cast on the matter. The Bylaws may be amended in any manner not inconsistent with the Articles of Incorporation by a majority vote of the board of directors or by the affirmative vote of stockholders holding a majority of the Company shares entitled to vote on the matter.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co.

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depository named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred shares represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to the preferred share depository, we will cause the preferred share depository to issue, on our behalf, the depositary receipts.
The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares will be described in the applicable prospectus supplement. The description below and in any prospectus supplement does not include all of the terms of the depositary shares and should be read together with the applicable deposit agreement and related depositary receipts, each of which are incorporated by reference in this prospectus.
Dividends
The preferred share depository will distribute all cash dividends received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depository.
In the event of a dividend other than in cash, the preferred share depository will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depository, unless the preferred share depository determines that it is not feasible to make such distribution, in which case the preferred share depository may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Withdrawal of Shares
Upon surrender of the depositary receipts at the corporate trust office of the preferred share depository (unless the related depositary shares have previously been called for redemption), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of the preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred share depository will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Redemption of Depositary Shares
Whenever we redeem preferred shares held by the preferred share depository, the preferred share depository will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided we have paid in full to the preferred share depository the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.
From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption upon surrender thereof to the preferred share depository.
Voting of the Preferred Shares
Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred share depository will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred share depository as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred share depository will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred share depository in order to enable the preferred share depository to do so. The preferred share depository will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred share depository will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depository.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Conversion of Preferred Shares
The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred share depository with written instructions to the preferred share depository to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares or other securities, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred share depository. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the depositary shares evidenced by the depositary receipts then outstanding. No amendment will impair the right, subject to certain exceptions in the depository agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred share depository if holders of at least two-thirds of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred share depository will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred share depository with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if:
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all outstanding depositary shares have been redeemed;

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there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares; or

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each share of the related preferred shares has been converted into our common shares, preferred shares or other securities not so represented by depositary shares.

Charges of Preferred Share Depository
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred share depository in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the preferred share depository for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depository
The preferred share depository may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred share depository, any such resignation or removal to take effect upon the appointment of a successor preferred share depository. A successor preferred share depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States.
Miscellaneous
The preferred share depository will forward to holders of depositary receipts any reports and communications from us which are received by the preferred share depository with respect to the related preferred shares.
Neither the preferred share depository nor we will be liable if the preferred share depository is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and the preferred share depository’s obligations under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred share depository will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred share depository may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event the preferred share depository receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred share depository will be entitled to act on such claims, requests or instructions received from us.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of any of the types of securities offered by this prospectus. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of the warrants and the warrant agreement in respect of which this prospectus is being delivered, including, where applicable, the following:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the designation, number and terms of the securities purchasable upon exercise of such warrants;

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the designation and terms of the other securities offered thereby with which such warrants are issued and the number of such warrants issued with each such security offered thereby;

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the date, if any, on and after which such warrants and the related security will be separately transferable;

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the price at which each of the securities purchasable upon exercise of such warrants may be purchased and any provisions for changes or adjustments to the exercise price;

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the date on which the right to exercise such warrants will commence and the date on which such right will expire;

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the minimum or maximum number of such warrants which may be exercised at any one time;

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information with respect to book entry procedures, if any;

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a discussion of certain U.S. federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.
DESCRIPTION OF UNITS
We may issue units comprising one or more of the other securities described in this prospectus in any combination. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe:
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the price or prices at which we will issue the units;

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the material terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.
BOOK-ENTRY SECURITIES
The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described herein will be described in the applicable prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.
Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if we directly offer and sell the securities. Ownership of global securities will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to ownership interests of participants) and records of the participants (with respect to ownership interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability of certain persons to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, beneficial owners of global securities will not:
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be entitled to have any of the individual securities of the series represented by such global security registered in their names;

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receive or be entitled to receive physical delivery of any such securities in definitive form; and

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be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such ownership interests.
We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of global securities for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.
If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus to or through underwriters or dealers, and also may sell them directly to other purchasers or through agents, or through a combination of any of these methods of sale.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable prospectus supplement. The applicable prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.
Under agreements we may enter into, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.
Underwriters, dealers and agents may engage in transactions with or perform services for us, or be our customers in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each such contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to such contracts will be neither less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom such contracts, when authorized, may be made include savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Such contracts will not be subject to any conditions except:
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the purchase by an institution of the securities covered by such contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and

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if the securities are being sold to underwriters, we must have sold to such underwriters the total principal amount of such securities less the principal amount thereof covered by such contracts.

In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for and purchase the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.
LEGAL MATTERS
Certain legal matters in connection with the securities registered herein will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado.
EXPERTS
The financial statements incorporated in this Prospectus by reference to Strategic Education, Inc.’s Current Report on Form 8-K dated August 5, 2020 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Strategic Education, Inc. for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE TO OBTAIN ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov and on the Company’s website at www.strategiceducation.com. Information on our website does not constitute a part of this prospectus.
In addition, because our common shares are listed on the Nasdaq, you may inspect and copy our SEC filings at the offices of the Nasdaq Stock Market at One Liberty Plaza, 165 Broadway, New York, New York 10006.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020 as updated by our Current Report on Form 8-K, filed on August 5, 2020 (the financial statements and the report thereon from the Company’s independent registered public accounting firm supersede the financial statements and report thereon included in the original Annual Report on Form 10-K);

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed on March 16, 2020;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on April 29, 2020 and July 31, 2020, respectively;

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our Current Reports on Form 8-K, filed on April 9, 2020, April 29, 2020, July 29, 2020 (as amended August 5, 2020) and August 5, 2020 (other than the portions thereof furnished under Item 2.02, Item 7.01 and Item 9.01); and

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The description of our common stock included in our Registration Statement on Form 8-A filed with the SEC on July 18, 1996, as updated by the description of our common stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any amendment or report filed for the purpose of updating this description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and before the termination of any offering, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein.
Any information contained or incorporated by reference herein shall be deemed to be updated or superseded for purposes of this prospectus to the extent that other information contained herein or in any of the future filings we make with the SEC, which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, updates or supersedes such information. Any information so updated or superseded shall not be deemed, except as so updated or superseded, to constitute a part of this prospectus.
You may request a copy of these filings and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus at no cost by writing or telephoning us at:
Investor Relations
Strategic Education, Inc.
2303 Dulles Station Boulevard
Herndon, Virginia 20171
(612) 977-6331

$175,000,000
Strategic Education, Inc.
Common Stock
Joint Book-Running Managers
BofA Securities
Truist Securities

P R O S P E C T U S  S U P P L E M E N T

The date of this prospectus supplement is                 , 2020.